UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2012

WESCO International, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-14989

Delaware	25-1723342
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219	(412) 454-2200
(Address of principal executive offices)	(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

As part of its previously scheduled conference call on October 18, 2012 at 11:00 a.m., WESCO International, Inc. (the “Company”) will hold an investor conference call in connection with the agreement announced on October 17, 2012 to acquire EECOL Electric Corporation and affiliated companies. A slide presentation (the “Slide Presentation”) has been prepared for use in coordination with the investor call. Pursuant to General Instruction F to Current Report on Form 8-K, the Slide Presentation is attached to this Current Report as Exhibits 99.2 and incorporated by this 7.01 by reference. The information contained in this Item 7.01, including the information set forth in the Slide Presentation as filed as Exhibit 99.2 to, and incorporated in, this Current Report, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information in Exhibit 99.2 is furnished pursuant to this Item 7.01 shall not be incorporated by reference into any registration statement or other documents pursuant to the Securities Act or into an filing or other document pursuant to the Exchange Act except as otherwise expressly stated in any such filing.
Item 8.01 - Other Events

On October 17, 2012, the Company announced that through a wholly owned subsidiary, WDCC Enterprises Inc., it has entered into a Share Purchase Agreement to acquire EECOL Electric Corporation and affiliated companies. A copy of the press release issued by the Company on October 17, 2012 is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1	Press Release issued on October 17, 2012
Exhibit 99.2	Slide Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 17, 2012	WESCO INTERNATIONAL, INC.
(Date)
/s/ Kenneth S. Parks
Kenneth S. Parks
Vice President and Chief Financial Officer